                                                                    EXHIBIT 99.1


                    CERTIFICATION BY CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 of The PNC Financial Services Group, Inc. (Corporation) as filed with the Securities and Exchange Commission on the date hereof (Report), I, James E. Rohr, Chairman and Chief Executive Officer of the Corporation, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

        (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation for the dates and periods covered by the Report.

This certificate is being made for the exclusive purpose of compliance by the chief executive officer of the Corporation with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be used by any person or for any reason other than as specifically required by law.


/s/ James E. Rohr



James E. Rohr
Chairman and Chief Executive Officer
May 15, 2003


A signed original of this written statement required by Section 906 has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.